Subordinated Convertible Debenture Note

INTEREST RATE - 24% per annum

PRINCIPAL AMOUNT: $ ______________
 (minimum $50,000.00)

DATE OF ISSUE:                               , 2006

MATURITY DATE:                          , 2008



Neptune Industries, Inc. a corporation organized and existing under the laws of the State of
Florida, ("Corporation"), for value received, hereby promises to pay to the party executing the
Subscription Agreement executed in conjunction with this Note or his registered assigns, (the
"Holder") the principal amount of $___,000.00 Dollars on the first day of the twenty-fifth month after the Date of Issue, if not previously paid or satisfied as provided herein, upon presentation and surrender of this Debenture Note (the ?Note?) at the home office of the
Corporation, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the Date of Issue at the rate specified in Section 1 below, either in kind as provided in Section 1 below or in like coin and currency, until payment of the full principal amount has been made or duly provided for.

THIS NOTE, AND ANY COMMON STOCK ISSUABLE UPON CONVERSION
HEREOF OR IN PAYMENT OF ANY INTEREST DUE ON THE PRINCIPAL
AMOUNT, CAN ONLY BE TRANSFERRED IN COMPLIANCE WITH THE
SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE
SECURITIES LAWS. THIS NOTE AND SUCH SHARES MAY NOT BE SOLD,
TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE
CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

1. INTEREST RATE AND PAYMENT.   This Note shall bear interest at the rate of
Twenty-
Four Percent (24 %) per annum. Interest shall be payable quarterly, commencing on the Date of
Issue, with the first interest payment due on the fifteenth day of the calendar month beginning after the end of the calendar quarter of the Date of Issue, and thereafter on the fifteenth day of
the first month after each succeeding calendar quarter.   Interest due for
any quarterly payment
which is for less than a full calendar quarter, shall be pro-rated on a daily basis. Interest due shall be paid by the Corporation to the Holder at the address of the Holder as then reflected on the records of the Corporation.

Interest on this Note shall be paid in cash or, in the discretion of the Corporation (subject to the provisions of this paragraph) at the time of each payment of interest, in kind by the issuance of such number of shares of the $0.001 par value common stock of the Corporation (the ?Common
Stock?) to the Holder of this Note, as shall be equal in value to the interest then due (the
?Interest Shares?). For purposes of determining the number of shares of the Common Stock to be issued in kind as payment for any interest due, the Common Shares shall be valued at the average of the closing bid price for the Common Shares, on such exchange or electronic medium on which the Common Shares are then traded, for the last twenty (20) trading days of the calendar quarter for which the interest payment is due (the ?Average Closing Price?).
Notwithstanding the foregoing, the right of the Corporation to make any interest payment in shares of Common Stock on a particular date is subject to the satisfaction (or waiver by the
Holder) of the following additional conditions on such date: (1) there is then an effective registration statement covering the Interest Shares, to be issued on such date for which no stop order is in effect; (2) no Event of Default shall exist on such date; (3) the Average Closing Price is equal to or greater than $.15 per share (as appropriately adjusted for any stock split, stock dividend or other similar corporate action); and (4) the Corporation has sufficient authorized but unissued shares of Common Stock to provide for the issuance of the Interest Shares to the
Holder and the other holders of the Corporation Notes. At any time the Corporation delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the
Corporation shall timely file a prospectus supplement pursuant to Rule 424 of the Act disclosing such election.

2. DUE DATE.   The principal amount of this Note, together with any accrued but unpaid
interest, shall be due and payable on the fifteenth (15th) day of the twenty-fifth (25th) month after the Date of Issue, unless previously paid, converted or otherwise satisfied as provided herein.

3. SUBORDINATION.	This Note, shall be a subordinated obligation of the
Corporation
and shall be junior in right of payment to all indebtedness incurred by the Corporation for money borrowed, all guarantees, all endorsements, and all other contingent obligations of the
Corporation, including all modifications, deferrals, renewals, or extensions of such indebtedness, existing as of the date of this Note ["Senior Indebtedness"]; provided, however, that the
Corporation shall not enter into any indebtedness that is senior to this Note except with the written consent of the Placement Agent, as agent for and on behalf of the Holders of the
Corporation Notes.

 4. PREPAYMENT. The Corporation may at any time and from time to time after the
Common Stock of the Corporation first maintains a closing price of $1.25 or more for ten (10) consecutive trading days, upon thirty (30) days prior notice in accordance with Section 17 hereof, prepay the principal of this Note in whole or in part without premium or penalty . Any prepayment of principal of this Note if in cash, shall include accrued interest to the date of prepayment on the principal amount being prepaid.

In the event that the Corporation (i) undertakes one or more subsequent offerings of its stock or a debt instrument after the Final Closing Date of the Offering of the Note, and
(ii) the cumulative
amount received by the Corporation from all such subsequent offerings during the twelve (12)
month period after such Final Closing Date exceeds $5,000,000, then the full principal amount due on this Note, together with any accrued but unpaid interest, shall be due and payable
immediately.   In determining the cumulative amount of any such subsequent offerings, any
amounts received by the Corporation in connection with the offering or conversion of the convertible debenture notes of which this Note is a part, and the proceeds of the exercise of any warrants issued as part of the same offering, shall not be taken into account.

5. CONVERSION.	The Holder shall have the right, at the option of the
Holder at any time
prior to maturity, commencing with the Date of Issue, to convert the principal amount of this
Note into shares of the Corporation's Common Stock, as such shares shall be constituted at the date of Conversion, at a conversion rate of $0.30 per share of Common Stock. The principal amount of this Note shall be converted into Common Stock, subject to such adjustment or adjustments, if any, of such conversion rate in effect at the time of conversion determined in accordance with this section 5, upon surrender of this Note at the home office of the
Corporation, accompanied by written notice of conversion (the "Conversion Right"). No fractional shares or scrip representing fractional shares will be issued upon the surrender of this
Note for conversion.

The number of shares of Common Stock to be purchased upon the exercise hereof shall be subject to adjustment from time to time as follows.

            A. In case the Corporation shall, while this Note remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of Common Stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of shares of Common Stock which the holder shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock resulting from such recapitalization. For the purpose of this subsection A, the term
"recapitalization" shall include, without limitation, a stock dividend, stock split, or reverse stock split and shall be considered a change into or an exchange for a larger or smaller number of shares, as the case may be.

             B. In case of any consolidation of the Corporation with, or merger of the Corporation with or into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation in such a way that holders of Common
Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for shares of the Common Stock, then, as a condition of such consolidation, merger or sale or conveyance, lawful and adequate provision shall be made whereby the
Holder shall have the right to purchase and receive, upon the basis of and upon the terms and conditions specified in this Note and in lieu of shares of the Common Stock purchasable hereunder, such shares of stock, securities, cash or assets as may be issued in connection with such consolidation, merger, sale or conveyance in an amount which is, as nearly as possible, equal in value to what the Holder would have received if he had exercised his Conversion Right prior to the date of such consolidation, merger, sale or conveyance and owned the shares of Common Stock issuable upon the exercise of his
Conversion Right at the time of such consolidation, merger, sale or conveyance. The
Corporation will not effect any consolidation or merger , or sale or conveyance of assets unless prior to the consummation thereof the successor corporation (if other than the
Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, executed and mailed or delivered to the
Holder at the last address of such Holder appearing on the books of the Corporation, (i) the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and
(ii) all other obligations of the Corporation under this Note.

	C. Subject to the provisions of subsection D below, if, during the period that the
Conversion Right remains unexercised, in whole or in part, and in force, the Corporation makes any distribution of its assets to holders of Common Stock as a partial liquidating dividend (which liquidating dividend may be by way of return of capital or otherwise), then after the date of record for determining shareholders entitled to such distribution, and before the date of such distribution, the Holder shall be entitled, upon exercise of his Conversion Right and purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or at the option of the Corporation a sum equal to value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to such Holder had he been the holder of record of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.



D. Except as otherwise provided in subsection B above, in the case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, or in the case of the dissolution, liquidation or winding up of the Corporation, all Conversion Rights under this Note shall terminate on a date fixed by the Corporation. Such date shall not be earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and no later than 30 days after such commencement date. Notice of such termination of
Conversion Rights shall be given to the registered Holders hereof, as the same shall appear on the books of the Corporation, at least 30 days prior to such termination date.

E. If the Corporation during the period that the Conversion Right remains unexercised in whole or in part, and in force, offers to the holders of Common Stock any rights to subscribe for additional shares or Common Stock of the Corporation. then the Corporation shall give written notice thereof to the Holder not less than 20 days prior to the date on which the books of the Corporation are closed or a record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date (or method to be employed in fixing the date) as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the Holder to participate in such offer or subscription shall terminate if the Conversion
Right shall not be exercised on or before the date of such closing of the books or such record date.

F. Except as provided for in paragraph I below, in case at any time after the date hereof the Corporation shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock (?Convertible Securities?) or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common
Stock or any Convertible Securities (such warrants, rights or options being called
?Options?), whether or not the right to convert, exchange or exercise any such
Convertible Securities or such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such
Convertible Securities or upon the exercise of such Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities or the granting of such
Options, plus (y) the aggregate amount of additional consideration, if any, payable to the
Corporation upon the conversion or exchange of all such Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible
Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such Options, or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options), shall be less than the Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the-existing
Conversion Price hereunder shall be automatically reduced, as of the close of business on the effective date of such securities issuance, to a Conversion Price equal to the lowest price per share at which any additional shares of Common Stock was issued or sold or deemed to be issued or sold in such securities issuance, and such adjustment to the
Conversion Price shall take effect immediately as of the effective date of such securities issuance.

G. Any adjustment pursuant to the foregoing provisions of this Section 5 shall be made on the basis of the number of shares of Common Stock which the Holder would have been entitled to acquire by exercise of his Conversion Right immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Corporation, at its expense, shall forthwith determine the new number of shares of Common Stock which the Holder shall be entitled to purchase hereunder and shall prepare a statement describing in reasonable detail the method used in calculating such adjustment (s) including, without limitation, a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the number of shares of Common Stock which the Holder is entitled to purchase (as adjusted). Unless the Corporation shall receive a written objection to such statement by the Holder within
30 days after the Holder shall receive such statement, the Holder and his successors-in-interest to the Note shall be absolutely stopped from objecting to such statement and shall be bound by the adjustment(s) reflected therein.

H. No fractional share of Common Stock shall be issuable upon the exercise of the
Conversion Right. If a holder exercising his Conversion Right in full would otherwise be entitled to a fractional share of Common Stock, the Corporation shall pay him, in lieu of such fractional share, an amount equal to the fair market value of such fractional share.

I. Notwithstanding anything to the contrary contained in this Note, the issuance of stock to employees of the Corporation, pursuant to any employee stock purchase, stock option, stock bonus or other benefit plan of the Corporation, or the grant by the Corporation of any option or other right under any such plan, shall not cause any adjustment of the amount of shares of Common Stock that may be purchased hereunder.

J. Upon any adjustment of the Conversion Price, then and in each such case the
Corporation shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Corporation, which notice shall state the
Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.
K. The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

7. SHARES TO BE FULLY PAID.   The Corporation covenants and agrees that all
shares of
Common Stock which may be issued upon the conversion of this Note will, upon delivery, be fully paid and non-assessable and free from all taxes (other than income taxes, if any, of the
Holder), including, without limitation, issuance taxes in respect of such shares, liens and charges with respect to the purchase thereof hereunder. Subject to compliance with federal and state securities law requirements, the Corporation further covenants and agrees that there are and will be no restrictions on the sale or delivery of such shares by it to the Holder of the Note; that all formalities required to permit transfer of title to such shares free and clear of all claims, encumbrances and defects in title, in accordance with this Note, shall have been duly complied with, and that the Corporation shall have the right and power to sell and deliver all shares in accordance with the terms hereof, and such sale and delivery will be valid in all respects:
provided, however, that nothing contained herein shall impose upon the Corporation any obligation to register this Note or the shares into which they are convertible.

8. RESERVATION OF SHARES. During the period within which the Conversion Right represented by this Note may be exercised, the Corporation shall at all times have authorized and reserved or held available for the purpose of issuance or transfer upon exercise of the rights evidenced by the Conversion Right, a sufficient number of shares of its Common Stock to provide for the exercise of the Conversion Right represented by this Note and all other Notes of the same class.

9. NO VOTING RIGHTS.    This Note shall not entitle the Holder to any voting
rights or other
rights as a shareholder of the Corporation, or to any other rights as a shareholder of the
Corporation, or to any rights whatsoever except the rights herein expressed, and no cash dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, the Conversion
Right shall be exercised.

10. NOTES EXCHANGEABLE; LOSS, THEFT, DESTRUCTION. This Note is exchangeable upon the Holder's surrender of same to the Corporation for new Notes of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased upon conversion hereunder, each of such new notes to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender.

Upon receipt of evidence satisfactory to the Corporation of the loss, theft,
	destruction, or
the mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnify satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender or cancellation of this Note, the Corporation shall issue to the Holder a new Note of like tenor, in lieu of this Note, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchase upon conversion hereunder.

11. NOTES NEGOTIABLE.   Each taker and Holder, by taking and holding the
same,
consents and agrees that this Note, when duly endorsed, shall be deemed negotiable and that the
Holder, upon such endorsement, may be treated by the Corporation and all other persons dealing with this Note as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Note or to the transfer hereof in person or by attorney on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the Holder as the owner hereof for all purposes.
Notwithstanding the foregoing, the Note may be transferred only in compliance with the legend set forth on the face of this Note and with the terms of Section 16 hereof.

12. INFORMATION TO NOTEHOLDERS.   The Corporation shall transmit to the
Holder
such information, documents and reports as are generally distributed to shareholders of the
Corporation concurrently with the distribution thereof to such shareholders.

	Additionally, in case at any time:

	A.   The Corporation shall declare any cash dividend upon its Common
Stock;

B. The Corporation shall declare any dividend upon its Common Stock payable in stock or authorize any other distribution (other than cash dividends) to the holders of its
Common Stock;

C. The Corporation shall offer for subscription pro-rata to the holders of its Common
Stock any additional shares of stock of any class or other notes;

D. There shall be any capital reorganization or reclassification of the Corporation's capital stock or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to another corporation;

E. There shall be any adjustment in the Conversion Price; or

F. There shall be a voluntary or involuntary dissolution, liquidation or winding up of the
Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Corporation, (i) at least 20 days? prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding upon, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common
Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up as the case may be.

13. RESTRICTION ON DIVIDENDS AND PAYMENTS UPON LIQUIDATION.  All
matured claims of the Holder of a Note against earnings or assets shall be and are hereby made
superior to those of   stockholders, and the Corporation agrees that as long
as this Note is
outstanding, it will not pay any dividends on its Common Stock until all accrued and unpaid interest on this Note has been paid or provided for. In the event of dissolution or liquidation
(total or partial) of the Corporation, the Holder of this Note shall be entitled to be paid in full, both principal and interest, before any assets of the Corporation are distributed to any common stockholder in his capacity as a common stockholder.

14. PRINCIPAL OBLIGATION. No provision of this Note shall alter or impair the obligation of the Corporation, which is absolute and unconditional , to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the currency herein prescribed.

15. CORPORATE OBLIGATION. No recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, shall he had against any promoter, subscriber to shares, Incorporator, shareholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation , any successor corporation, any trustee, any receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise; it being expressly understood that this
Note is solely a corporate obligation of the Corporation, and that by the acceptance of this Note and as a part of the consideration for the issue hereof any and all such personal liability, either at common law, in equity, by constitution, or by statute, of any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder officer or directors, as such, are hereby expressly waived and released by the holder of this Note.

16. DEFAULT. In case any events of default, as defined below (''Events of Default), shall have occurred and be continuing, the principal hereof together with all interest accrued, but unpaid, hereon may be declared due and payable by the Holder of this Note such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys fees, and disbursements.

 	 The following constitute Events of Default;

 	A.	Default in the payment of any  installment of interest upon this
Note as and when
the same shall become due and payable, and continuance after written notice of such default for a period of thirty (30) days; or

 	B.    	Default in the payment of the: principal upon this Note as
and when the same
shall become due and payable either at maturity, upon redemption, by declaration, or otherwise as provided herein; or

 	C.    	Failure on the part of the Corporation to observe or
perform any other of the
covenants or agreements on the part of the Corporation contained in this Note or any agreement related to the private placement transaction being consummated simultaneously with the execution of this Note for a period of twenty (20) days after the date on which written notice of failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Holder of this Note; or

D.	the Corporation and/or its Subsidiaries fail to make a required payment
or
payments on Indebtedness of $50,000 or more in aggregate principal amount and such failure continues for more than twenty (20) days;

	E.    	If  the Corporation shall:

      		(1) Admit in writing its inability to pay its debts generally as they become
		     due or
       		(2) File a petition in bankruptcy or a petition to take
advantage of any
		     insolvency act; or
      		(3)  Make an assignment for the benefit of its creditors;
or
       		(4) Consent to the appointment of a receiver of itself or
of the whole or
		      any substantial part of its property;   or

F.    	If  the Corporation shall file a petition or answer seeking
reorganization or
arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

G.     	If the Corporation shall, on a petition it bankruptcy filed
against it, be adjudicated
a bankrupt, or if a court of competent jurisdiction shall enter an order or decree (i) appointing without the consent of the Corporation a receiver of the Corporation or of the whole or substantially all of its property, or (ii) approving a petition filed against it seeking reorganization or arrangement of the Corporation under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any, State thereof, and such adjudication, order, or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry hereof.

All powers and remedies given the Holder of this Note shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holder of this Note, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and no delay or omission by the Holder of this Note to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given to the Holder of this Note may be exercised from time to time, and as often as shall be deemed expedient, by the Holder of this Note.

Prior to the declaration of the maturity of this Note as provided herein above the Holder of this
Note may waive any past default hereunder and its consequences, in the case of any such waiver, the Corporation and the Holder of this Note shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or any right consequent thereon.

17. PURCHASE FOR INVESTMENT.    It is specifically understood that neither
the Note
nor the Common Stock to be issued upon the exercise of the Conversion Right ("Note Shares") have been registered under the Securities Act of 1933, as amended ("Act"), or under applicable state securities laws. The Holder agrees that he is acquiring the Note and the Note Shares for investment purposes only and not with a view to the public distribution thereof and further agrees that the certificates evidencing the Note and the Conversion Shares may be stamped with a restrictive legend referring to such matters, noting each such restriction as follows:

	In the case of this Note:

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON EXERCISE
OF THE CONVERSION RIGHT CAN ONLY BE TRANSFERRED IN
COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED,
AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND SUCH
SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS,
IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH
REGISTRATION IS NOT THEN REQUIRED.

and

            In the case of the Common Stock:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE
?ACT?). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND
MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE
DISPOSED OF IN THE  ABSENCE OF A CURRENT AND EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO
SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER?S
COUNSEL REASONABLY ACCEPTABLE TO ISSUER?S COUNSEL TO
THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE
ACT.

The Corporation may issue "stop transfer" instructions to its transfer agent with respect to this
Note (and any Notes issued in exchange thereof or in replacement thereof) and Common Stock issued or issuable upon exercise of the Conversion Right, the certificate for all of which shall bear the appropriate legend referred to herein to prevent any violation of the provisions of this Section
17, of the Act, or of the applicable state securities laws.

The Corporation will be required to issue a new Note or certificate which does not contain the legend set forth in this Section 17 if the shares represented thereby are sold pursuant to a
Registration Statement (including a current Prospectus) which becomes and is effective under the
Act, if the staff of the Commission shall have issued a "no action" letter (reasonably acceptable to the Corporation's Counsel) or counsel acceptable to the Corporation shall have rendered its opinion (which opinion shall be reasonably acceptable to the Corporation), which "no action " letter or opinion shall be to the effect that such securities may be freely sold publically without registration under the Act. The fees and disbursements of any counsel rendering such opinion on behalf of a Holder shall be paid by such Holder.

18.	REGISTRATION RIGHTS.  The Corporation shall provide to the Holder of this Note
registration rights for the common shares into which the Note may be converted, including any shares issuable as a result of an adjustment to the Conversion Price, in accordance with a separate Registration Rights Agreement issued to the Holder at the Date of Issue.

19.  	SPECIFIC PERFORMANCE.  The Corporation acknowledges that any violation
or
breach of its obligations under this Note shall result in immediate and irreparable injury to the
Holder for which a remedy at law would be inadequate. Accordingly, in the event of any breach or threatened breach by the Corporation of its obligations under this Note, the Holder shall be entitled to have such court compel the Corporation to specifically perform its obligations under this Note.

20.	INJUNCTION - POSTING OF BOND.  In the event the Holder shall elect to convert
this Note or a portion thereof, the Corporation may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 130% of the then-outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.

21.	NOTICES.   Notices to be given to the Holder shall be deemed to have
been sufficiently
given, if delivered or mailed, addressed in the name and at the address of such Holder appearing in the records of the Corporation and, if mailed, sent first class registered or certified mail, postage prepaid.

22. 	DESCRIPTIVE HEADINGS AND GOVERNING LAW.   The descriptive headings
of several Sections of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and any amendments hereto is being delivered and is intended to be performed in the State of Florida and shall be construed and enforced in accordance with, and rights of the parties shall be governed by, law of such State.

23.	LIMITATIONS ON CONVERSION. Notwithstanding anything to the contrary contained herein, the number of shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) or upon issuance by the Corporation of any
Conversion Shares or Interest Shares shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common
Stock would be aggregated with the Holder?s for purposes of Section 13(d) of the Exchange
Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common
Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (the
?Maximum Percentage?). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each exercise of conversion rights by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of shares of Common Stock requested in such conversion notice is permitted under this Section. This provision shall not restrict the number of shares of Common
Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated in Sections 4(b) or (c) of this Note. By written notice to the Corporation, the
Holder may (i) waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Corporation, nor will any such waiver effect any other Holder and (ii) increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (A) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of the
Corporation Notes.

         	IN WITNESS WHEREOF Neptune Industries, Inc. has caused this Note to be executed by the signature of its President and its seal affixed and attested by its Secretary.

            :                                              Neptune
Industries, Inc.


		___________________________________
                                                            By: Ernest D.
Papadoyianis, President

Attest:


___________________________________
Corporate Secretary
 ( Corporate Seal)


CONVERSION NOTICE


The undersigned Holder of that certain Convertible Debenture Note of Neptune Industries, Inc.
in the original principal amount of $ ____________ dated ________, 2006, hereby irrevocably exercises the option to convert this Note, or the portion hereof below designated, into shares of
Common Stock of Neptune Industries, Inc., in accordance with the terms of the Note, and directs that the Common Shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to issue in the name of a person other than the undersigned, the undersigned will pay all transfer taxes and fees payable with respect thereto.

HOLDER:

_______________________________________
Name of Holder

By:____________________________________
    Signature
Printed name of signer: ____________________

Title: __________________________________

Date: __________________________________

Principal Amount to be Converted:	$ _____,000.00

Fill in below for issuance of shares of Common Stock and Notes, if to be issued otherwise than to the registered Holder:

NAME:   ______________________________________________________________

Address______________________________________________________________

_____________________________________________________________________
            Print name and address, including zip code

Taxpayer ID of New Holder:  ______________________________________________

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